UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arrow Investments Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 Chevy Chase Dr., Suite 100, Laurel, MD	20707
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value per share, of: Arrow DWA Tactical: Macro ETF	Cboe BXZ Exchange, Inc	47-1810784

Shares of beneficial interest, no par value per share, of: Arrow DWA Tactical: International ETF	Cboe BXZ Exchange, Inc	82-3484680

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-178164.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the Arrow DWA Tactical: Macro ETF and Arrow DWA Tactical: International ETF, each a series of Arrow Investments Trust (the "Registrant") to be registered hereunder are set forth in the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-178164; 811-22638) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

1.	Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-178164; 811-22638), as filed with the Securities and Exchange Commission on November 23, 2011.

2.	Registrant's Trust Instrument, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-178164; 811-22638), as filed with the Securities and Exchange Commission on November 23, 2011.

3.	Registrant's Bylaws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-178164; 811-22638), as filed with the Securities and Exchange Commission on November 23, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 14, 2022

Arrow Investment Trust

By: /s/ Joseph Barrato

Name: Joseph Barrato

Title: President